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                                                            Exhibit 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Form S-8 Registration Statement to be filed on or about May 23, 1997, pertaining to 1996 Non-Employee Directors' Stock Option Plan and 1992 Outside Directors' Director Stock Unit Plan of GTECH Holdings Corporation of our report dated March 21, 1997, with respect to the consolidated financial statements of Camelot Group plc as of February 1, 1997 and February 3, 1996 and for the years ended February 1, 1997 and February 3, 1996 and for the period from April 1, 1994 through February 4, 1995, which report is included in the GTECH Holdings Corporation Annual Report on form 10-K for the fiscal year ended February 22, 1997, filed with the Securities and Exchange Commission.


                                              /s/  PRICE WATERHOUSE
                                              ---------------------
London, England                                    Price Waterhouse
May 20, 1997